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                                                                    EXHIBIT 23.6



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the incorporation by reference in Amendment No. 1 to Form S-4
Registration Statement (File No. 333-17335) and Joint Proxy Statement/ Prospectus, our report dated January 19, 1996, with respect to the consolidated financial statements of El Capitan Bancshares, Inc. and Subsidiary, appearing in the Vallicorp Holdings Registration Statement on Form S-4 (File No. 333-06411) effective June 20, 1996 and to the use of our name as it appears under the caption "Experts".


                                        /s/ Grant Thornton LLP
Stockton, California
January 3, 1997